Exhibit 10.19

AMENDMENT OF LEASE
(EXPANSION)

This AMENDMENT OF LEASE dated for reference this 13 day of January, 2021.

BETWEEN:

MATRIX EQUITIES INC.,
by its duly authorized agent Triovest Realty Advisors Inc.

(the “Landlord”)

OF THE FIRST PART

AND:

NORTHERN QUINOA PRODUCTION CORPORATION

(the “Tenant”)

OF THE SECOND PART

WHEREAS:

A.            by a lease (the “Lease”) dated the 12th day of June, 2017, and made between the Landlord and the Tenant, the Landlord leased to the Tenant, for and during a term (the “Term”) of six (6) years, commencing on the 1st day of October, 2017, certain premises (the “Original Premises”) designated as Bays 154-174 comprising a total Rentable Area of approximately 25,578 square feet shown on the plan attached to the Lease as Schedule A and municipally located at 815-66th Street East in the building known as Matrix Business Park, Building E (the “Building”) in the City of Saskatoon, in the Province of Saskatchewan; and

B.            the Tenant desires to expand the size of the Original Premises by an area of approximately 4,384 square feet of Rentable Area (the “Expansion Area”), as shown on Schedule “A” attached hereto, such Expansion Area together with the currently occupied Original Premises henceforth collectively being referred to as the “Premises”, effective on the 1st day of February, 2021 (the “Effective Date”).

NOW THEREFORE, pursuant to the premises and in consideration of the covenants and agreements herein contained and the sum of $10.00 and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the Landlord and Tenant covenant and agree to modify the Lease as follows:

1.	The parties acknowledge that the foregoing recitals are true in substance and in fact.

2.	Capitalized terms that are used in this Amendment of Lease, and not otherwise defined, shall have the meanings ascribed thereto in the Lease.

3.	The Landlord hereby demises the Expansion Area to the Tenant, and the Tenant hereby leases the Expansion Area from the Landlord in accordance with the terms contained herein.

4.	The Lease shall be amended as follows as of the Effective Date:

(i)	Section 1.1(a) shall be deleted in its entirety and replaced with the following:

“(a)      Premises:      Bays 150-174”

(ii)	Section 1.1(b) shall be deleted in its entirety and replaced with the following:

“(b)      Rentable Area of Premises:      29,962 square feet, more or less”

(iii)	Item 3 (Option to Terminate) of Schedule H (Special Provisions) is hereby deleted in its entirety and of no further force or effect.

(iv)	Schedule A attached hereto, which depicts the Expansion Area, shall be added to the end of Schedule A of the Lease.

5.	The Lease shall be amended so that, as of the Effective Date, the Tenant shall pay to the Landlord for the Expansion Area, containing approximately 4,384 square feet of Rentable Area, Occupancy Costs and the same Base Rent as outlined in the Lease for the Original Premises. Notwithstanding the foregoing, the Tenant shall pay gross rent for the Expansion Area (only) in the amount of Two Thousand Dollars ($2,000.00) plus applicable taxes per month from the Effective Date until the earlier of (i) April 30, 2021 and (ii) the day the Tenant completes renovations in the Expansion Area (the “Gross Rent Period”). For clarity, the Tenant shall continue to pay Rent for the Original Premises in accordance with the Lease during the Gross Rent Period, as the reduced Rent for that period only applies to the Expansion Area.

6.	The Tenant acknowledges, having viewed the Expansion Area, and understands and agrees that same will be delivered and leased to the Tenant, and the Tenant hereby agrees to accept same, on an “as is” basis except for the Landlord providing the Tenant a 200 amp/600V electrical service with a 75kva step down transformer to a conventional 120/208V panel, and the existing high bay lights and heaters to be rewired to the new service panel. Tenant agrees to pay the difference in the upgraded 200 amp service, 75kva, from a 100 amp/600V electrical service with a 45kva step down transformer. Demising wall to be gyproced, taped, sanded and painted according to code, by the Landlord.

7.	This Amendment of Lease is supplemental to the Lease, and all covenants, agreements, provisos, stipulations and conditions whatsoever therein contained shall continue in full force and effect during the Term except as to the amended terms and conditions set forth herein.

8.	The Amendment of Lease will enure to the benefit of and be binding upon the Landlord and Tenant and their respective successors and permitted assigns.

9.	This amendment is subject to the following:

(i)	Landlord’s approval of Tenant improvements required for the space on or before January 19, 2021.

IN WITNESS WHEREOF the Landlord has executed this AMENDMENT OF LEASE on the       13        day of January, in the year 2021.

MATRIX EQUITIES INC.,

by its duly authorized agent, Triovest Realty Advisors Inc.

(LANDLORD)

Per:

Name & Title:

Per:

Name & Title:
We have the authority to bind the corporation.

IN WITNESS WHEREOF the Tenant has executed this AMENDMENT OF LEASE on the       13        day of January, in the year 2021

NORTHERN QUINOA PRODUCTION CORPORATION

(TENANT)

Per:

Name & Title:

Per:	/s/ Claude Hounjet

Name & Title:	Claude Hounjet, VP of Finance
I/We have the authority to bind the corporation.

SCHEDULE “A”